  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1998

                                                     REGISTRATION NO. 333-49977

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                             SNB BANCSHARES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         GEORGIA                     6060                    58-2107916
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
     INCORPORATION)        CLASSIFICATION CODE NO.)

                             2918 RIVERSIDE DRIVE
                                 P.O. BOX 4748
                             MACON, GEORGIA 31208
                                (912) 722-6200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               H. AVERETT WALKER
                             SNB BANCSHARES, INC.
                             2918 RIVERSIDE DRIVE
                                 P.O. BOX 4748
                             MACON, GEORGIA 31208
                                (912) 722-6200

                               ----------------

                                   COPY TO:

                            JOHN T. MCGOLDRICK, JR.
                         MARTIN, SNOW, GRANT & NAPIER
                                 P.O. BOX 1606
                           MACON, GEORGIA 31202-1606
                                (912) 749-1716
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
                                           PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM        MAXIMUM      AMOUNT OF
    SECURITIES TO BE         TO BE      OFFERING PRICE   AGGREGATE    REGISTRATION
       REGISTERED        REGISTERED(1)    PER SHARE    OFFERING PRICE    FEE(2)
----------------------------------------------------------------------------------
Common Stock, $1.00 par
 value.................  846,748 shares      N/A         $6,057,417    $1,786.94

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(1) The Registrant will deregister the indicated shares if the Registrant's shareholders fail to approve the matter described above.
(2) In accordance with Rule 457(f)(2), the total registration fee has been calculated based on the book value of the securities to be received by the Registrant in the exchange as of the latest practicable date prior to April 13, 1998, the date of filing the Registration Statement.
 * As provided in the Agreement and Plan of Merger between SNB Bancshares, Inc. and Crossroads Bancshares, Inc., the Registrant will issue as many as 846,748 shares of its common stock for all of the 291,982 shares of the common stock of Crossroads Bancshares, Inc.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID 1 SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Article 8, Part 5 of the Georgia Business Corporation Code provides for indemnification of directors and officers of corporations. Under the provisions of O.C.G.A. (S) 14-2-852, a director of the Company, wholly successful on the merits or otherwise, in the defense of any proceeding or claim to which the director is a party because he or she is a director of the Company, is entitled as a matter of right to indemnification against reasonable expense, including attorneys' fees, incurred by him in connection with the proceedings. The Company is further authorized to indemnify any person who is made a director to a proceeding because he or she is a director against any liability incurred if that person acted in a manner he or she believed in good faith to be in, or not opposed to, the best interests of the corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The authority of the Company to indemnify a director is not applicable in connection with any proceeding brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined the director has met the relevant standard of conduct, or in connection with any other proceeding in which he or she is adjudged liable on the basis that personal benefit was improperly received by him whether or not involving an action in his or her official capacity.

  A determination that a director is entitled to indemnification shall be made if there are two or more disinterested directors by the Board of Directors by a majority vote of all the disinterested directors constituting a quorum or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; by special legal counsel, if there are fewer than two disinterested directors selected by the Board of Directors; or by the shareholders of the corporation, excluding shares owned by or voted under the control of directors who do not quality as a disinterested director. A director of a corporation who is a party to a legal proceeding may apply to the court for indemnification or advances for expenses. The court may order indemnification or advances for expenses if it determines (1) the director is entitled to mandatory indemnification; or (2) the director is fairly and reasonably entitled to indemnification even if the director has not met the relevant standard of conduct set forth in subsections O.C.G.A. (S) 14-2-851(a) and (b), has failed to comply with O.C.G.A. (S) 14-2-853, or was adjudged liable in a proceeding brought by or in the right of the corporation or in any proceeding alleging that personal benefit was improperly received by him or her, in which latter event, however, his or her indemnification is limited to reasonable expenses incurred in connection with the proceeding. If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court indemnification or advance for expenses. The articles of incorporation of the Company also eliminate, as permitted by law, the personal liability of directors of the Company from monetary damages for breach of duty of care or other duty as a director, excepting only any liability for misappropriation of any business opportunity of the corporation, intentional misconduct, and other specified conduct.

  An officer of the Company who is not a director is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification in each case to the same extent as is a director of the Company. The Company may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

  The Company bylaws provide for indemnification of officers and directors substantially similar to that provided by Article 8, Part 5 of the Georgia Business Corporations Code. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling. Precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The Registrant's articles of incorporation provide that no director of SNB shall be personally liable to the Registrant or its shareholders for monetary damages for a breach of the duty of care or any other duty as a director, except in the case of: (i) wrongful appropriation of any business opportunity of the Registrant; (ii) actual omissions not in good faith or involving intentional misconduct or knowing violation of law; (iii) liability for unlawful distribution; or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits (Includes only exhibits filed with Amendment No. 3)

 NUMBER DESCRIPTION OF EXHIBITS
 ------ -----------------------

   8.1  Tax opinion of Martin, Snow, Grant & Napier, LLP.
        Consent of Martin, Snow, Grant & Napier, LLP. (Included as part of
  23.1  Exhibit 8.1)
  23.2  Consent of McNair, McLemore, Middlebrooks & Co., LLP.


ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see Item 20), or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, without one business day of receipt of such requests, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the requests.

  (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SNB BANCSHARES, INC. HAS DULY CAUSED THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED DULY AUTHORIZED IN THE CITY OF MACON, STATE OF GEORGIA, ON THE 17TH DAY OF JUNE, 1998.

                                          SNB BANCSHARES, INC.

                                                  /s/ H. Averett Walker
                                          By: _________________________________
                                                     H. AVERETT WALKER
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE SECURITIES ACT OF 1933 AND PURSUANT TO THE POWER OF ATTORNEY CONTAINED IN THE ORIGINAL REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY SNB BANCSHARES, INC., THIS AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITY AND ON THE DATE INDICATED BY THEIR DULY AUTHORIZED ATTORNEY-IN-FACT.

            SIGNATURE                          TITLE                       DATE
            ---------                          -----                       ----
       Alford C. Bridges           Director                           June 17, 1998
     Joe E. Timberlake, III        Director                           June 17, 1998
     Richard E. White, Jr.         Director                           June 17, 1998
         Robert C. Ham             Director                           June 17, 1998
        Robert T. Mullis           Director                           June 17, 1998
         Ben G. Porter             Director                           June 17, 1998
       H. Averett Walker           Director, President and            June 17, 1998
                                    Chief Executive Officer
                                    (Principal Executive
                                    Officer)
        Robert C. Allen            Director                           June 17, 1998
       Lee R. Greene, Jr.          Director                           June 17, 1998

            SIGNATURE                          TITLE                       DATE
            ---------                          -----                       ----
        Sydney J. Pyles            Director                           June 17, 1998
      John F. Rogers, Jr.          Director                           June 17, 1998
     Charles W. Shelby, Sr.        Director                           June 17, 1998
     Frank M. Shepherd, Jr.        Director                           June 17, 1998
     Chris R. Sheridan, Jr.        Director                           June 17, 1998
       Frank G. Wall, Jr.          Director                           June 17, 1998
      Michael T. O'Dillon          Senior Vice President,             June 17, 1998
                                    Treasurer and Chief
                                    Financial Officer
                                    (Principal Financial and
                                    Accounting Officer)

By: /s/ H. Averett
Walker
  --------------------------
H. AVERETT WALKER, ATTORNEY-
          IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBITS
 -------                       -----------------------
   8.1   Tax opinion of Martin, Snow, Grant & Napier, LLP.
  23.1   Consent of Martin, Snow, Grant & Napier, LLP. (Included as part of
         Exhibit 8.1)
  23.2   Consent of McNair, McLemore, Middlebrooks & Co., LLP.